UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 17, 2026

The Simply Good Foods Company

(Exact name of registrant as specified in its charter)

Delaware	001-38115	82-1038121
(State or other jurisdiction of		(I.R.S. Employer
incorporation or organization)	(Commission File Number)	Identification Number)

1225 17th Street, Suite 1000
Denver, CO 80202
(Address of principal executive offices and zip code)

Registrant's telephone number, including area code: (303) 633-2840

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol	Name of each exchange on which registered
Common Stock, par value $0.01 per share	SMPL	Nasdaq

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On April 20, 2026, The Simply Good Foods Company (the "Company"), announced several corporate realignment initiatives. As noted in this announcement, Ms. Amy Held, currently Senior Vice President and Chief Human Resources Officer and a named executive officer, will depart the Company by June 1, 2026.

In connection with her departure, Ms. Held will receive the benefits she is entitled to under the Company's Third Amended and Restated Executive Severance Plan. In addition, the Compensation Committee of the Board of Directors of the Company determined to accelerate the vesting of 6,881 time-based Restricted Stock Units previously granted to Ms. Held to June 1, 2026.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:	April 21, 2026	By:	/s/ Christopher J. Bealer
		Name:	Christopher J. Bealer
		Title:	Chief Financial Officer
(Principal Financial Officer)